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Metris Receivables, Inc.                    Metris Master Trust                         Monthly Report
Certificateholder's Statement               Series 1997-2                                       Jul-98
Section 5.2                       Class A      Class B       Class C        Class D         Total
(i)   Certificate Amount       455,000,000.0  101,500,000.00 98,000,000.00   45,500,000.00700,000,000.00
(ii)  Certificate Principal
       Distributed                       0.00          0.00          0.00                          0.00
(iii) Certificate Interest
       Distributed               2,294,511.28    531,955.16    565,932.99                  3,392,399.43
(iv) Principal Collections     20,258,837.49  4,519,279.13  4,363,441.92    2,020,216.10 31,161,774.63
(v)  Finance Charge Collections 9,251,662.96  2,063,832.51  1,992,665.87      922,256.76 14,230,418.10
       Recoveries                 131,478.76     29,329.88     28,318.50       13,147.88    202,275.01
       Principal Account Earnings       0.00          0.00          0.00            0.00          0.00
       Accum. Period Reserve Acct. Ear  0.00          0.00          0.00            0.00          0.00
       Pre-Funding Account Earnings     0.00          0.00          0.00            0.00          0.00
         Total Finance Charge
          Collection            9,383,141.72  2,093,162.38  2,020,984.37      935,404.64 14,432,693.11
     Total Collections         29,641,979.21  6,612,441.52  6,384,426.29    2,955,620.73 45,594,467.75
(vi) Aggregate Amount of Principal Receivables                                          3,083,127,800.
       Invested Amount
         (End of Month)       455,000,000.0 101,500,000.00 98,000,000.00   45,500,000.00700,000,000.00
       Floating Allocation
         Percentage              14.7577405%    3.2921113%    3.1785903%      1.4757740%   22.7042162%
       Fixed/Floating Allocation     N/A          N/A           N/A            N/A            N/A
       Invested Amount
         (Beginning of Month)  455,000,000.0 101,500,000.00 98,000,000.00   45,500,000.00700,000,000.00
       Average Daily Invested Amount                                                    699,862,252.29
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                    85.28%2,745,417,155.
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  6.75%217,274,570.11
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 2.54% 81,634,870.31
       90 Days and Over (60+ Days Contractually Delinquent)                        5.43%174,967,588.62
     Total Receivables                                                           100.00%3,219,294,184.
(viii) Aggregate Investor Default Amount                                                  6,975,613.10
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)           11.74%
(ix)  Charge-Offs                       0.00          0.00          0.00            0.00          0.00
(x)   Servicing Fee                                                                       1,189,041.10
(xi)  Pool Factor                  1.0000000     1.0000000     1.0000000
(xii) Unreimbursed Reallocated Principal Col          0.00          0.00            0.00          0.00
(xiii) Excess Funding Account Balance                                                             0.00
         Pre-Funding Account Balance                                                              0.00
(xiv) Class C Reserve Amount                                                                      0.00
         Class C Reserve Account Balance                                                          0.00
         Class C Trigger Event Occurrence                                                    None
(xv) Number of New Accounts Added to the Trust                                                       0
(xvi) Average Net Portfolio Yield                                                             12.5455%
(xvii) Minimum Base Rate                                                                       8.0192%
(xviii) Principal Funding Account Balance                                                         0.00
(xix) Accumulation Shortfall                                                                 N/A
(xx)  Scheduled Commencement date of the Accumulation Period                             October 2001
        Accumulation Period Length                                                           N/A
(xxi) Required Reserve Account Amount                                                        N/A
        Available Reserve Account Amount                                                     N/A
        Covered Amount                                                                       N/A
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